                              ASSOCIATED BANC-CORP
                                  EXHIBIT (11)
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                          1995           1994           1993
                                                                      -------------  -------------  -------------
As reported:
Net income                                                            $  46,652,216  $  41,662,473  $  37,397,661
Weighted average common shares outstanding                               16,505,172     16,481,378     16,269,258
Net income per share                                                  $        2.83  $        2.53  $        2.30
Primary:
Net income                                                            $  46,652,216  $  41,662,473  $  37,397,661
Weighted average common shares outstanding                               16,505,172     16,481,378     16,269,258
Common stock equivalents                                                    197,096        190,983        204,070
Adjusted weighted average common shares outstanding                      16,702,268     16,672,361     16,473,328
Net income per share                                                  $        2.79  $        2.50  $        2.27
Fully diluted:
Net income                                                            $  46,652,216  $  41,662,473  $  37,397,661
Weighted average common shares outstanding                               16,505,172     16,481,378     16,269,258
Common stock equivalents                                                    282,466        200,885        207,820
Adjusted weighted average common shares outstanding                      16,787,638     16,682,263     16,477,078
Net income per share                                                  $        2.78  $        2.50  $        2.27

Note: The primary and fully diluted numbers are not disclosed in the reported financials because any dilution that is less than 3% of earnings per common shares outstanding is not considered to be material.

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